Exhibit 99.1

Harvard Bioscience Reports First Quarter 2017 Financial Results

HOLLISTON, Mass., April 27, 2017 (GLOBE NEWSWIRE) -- Harvard Bioscience, Inc. (Nasdaq:HBIO) (the “Company”), a global developer, manufacturer and marketer of a broad range of solutions to advance life science, today reported its financial results for the quarter ended March 31, 2017.

Financial Results for the Quarter Ended March 31, 2017

Revenues for the three months ended March 31, 2017 were $24.2 million, a decrease of approximately 10.4%, or $2.8 million compared to revenues of $27.0 million for the three months ended March 31, 2016. Excluding currency translation, revenues decreased 8%, or $2.1 million. Included in the organic revenue decline for the quarter is a decrease in revenue of approximately $0.7 million, principally as a result of the AHN disposition in October 2016. For a reconciliation of changes in revenues, refer to Exhibit 9 below.

Net loss, as measured under GAAP, was $1.1 million, or $0.03 per diluted share, for the three months ended March 31, 2017 compared to a loss of $0.6 million, or $0.02 per diluted share, for the same quarter in 2016.

Net income, on a non-GAAP basis, was $0.6 million, or $0.02 per diluted share, for the three months ended March 31, 2017, compared to $1.6 million, or $0.05 per diluted share, for the three months ended March 31, 2016. For a reconciliation between GAAP and non-GAAP net income, and between GAAP and non-GAAP diluted earnings per share, refer to Exhibits 6 and 7 below, respectively.

2017 Financial Guidance

Harvard Bioscience is reaffirming its financial guidance for the full year 2017, which was previously issued on March 9, 2017. The Company continues to expect 2017 revenues to be flat to slightly down compared to 2016 revenues on a constant currency basis and excluding the decline in revenues from the disposition of AHN in October of 2016.

The Company expects to report a full-year 2017 GAAP diluted earnings per share of approximately $0.02 to $0.04 and non-GAAP diluted earnings per share of $0.15 to $0.17, or up to a 13% increase compared to 2016 non-GAAP diluted earnings per share. The Company’s non-GAAP earnings per share guidance remains unchanged from that issued on March 9, 2017.

The Company may incur charges, realize gains, or experience other events in 2017 that could cause actual results to vary from this guidance. Refer to Exhibit 8 below for a reconciliation between the GAAP and non-GAAP diluted earnings per share guidance.

Webcast and Conference Call Details

Harvard Bioscience will be hosting a conference call and webcast today at 4:30 pm ET to discuss the financial results and recent business developments. Individuals interested in listening to the conference call may do so by dialing 800-708-4539 for domestic callers or 847-619-6396 for international callers, and referencing the conference ID# 44788819. To listen to a live webcast or a replay, please visit the investor relations section of the Harvard Bioscience website at www.harvardbioscience.com.

Use of Non-GAAP Financial Information

In this press release, we have included non-GAAP financial information including revenues, adjusted operating income, adjusted net income and adjusted earnings per diluted share. We believe that this non-GAAP financial information provides investors with an enhanced understanding of the underlying operations of the business. For the periods presented, these non-GAAP financial measures of revenues and income have excluded certain revenues and expenses and income primarily resulting from purchase accounting or events that we do not believe are related to the ongoing operations of the business such as currency translation, amortization of intangibles related to acquisitions, costs related to acquisition and disposition initiatives, forensic investigation and remediation costs, severance and restructuring expenses, and stock-based compensation expense. They also exclude the tax impact of the reconciling items. This non-GAAP financial information is used by our management to internally evaluate the operating results of the Company.  Tabular reconciliations of our non-GAAP adjusted operating income, non-GAAP adjusted net income and non-GAAP adjusted earnings per diluted share for the three months ended March 31, 2017 and 2016 are included as exhibits below in this press release.

The non-GAAP financial information provided in this press release should be considered in addition to, not as a substitute for, the financial information provided and presented in accordance with GAAP, and may be different than other companies’ non-GAAP financial information.

About Harvard Bioscience

Harvard Bioscience is a global developer, manufacturer and marketer of a broad range of solutions to advance life science. Our products are sold to thousands of researchers in over 100 countries through our global sales organization, websites, catalogs, and through distributors including Thermo Fisher Scientific Inc., VWR, and other specialized distributors. We have sales and manufacturing operations in the United States, the United Kingdom, Germany, Sweden, Spain, France, Canada and China. For more information, please visit our website at www.harvardbioscience.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of such words as "will," "guidance," "objectives," "optimistic," "potential," "future," "expects," "plans," "estimates," "continue," "drive," "strategy," "potential," "potentially," "growth," "long-term," "projects," "projected," "intends," "believes," "goals," "sees," "seek," "develop" "possible" "new," "emerging," "opportunity," "pursue" and similar expressions that do not relate to historical matters. Forward-looking statements in this press release or that may be made during our conference call may include, but are not limited to, statements or inferences about the Company's or management's beliefs or expectations, the Company's anticipated future revenues and earnings, the strength of the Company's market position and business model, the impact of acquisitions, or potential acquisitions, the outlook for the life sciences industry, the Company's business strategy, the positioning of the Company for growth, the market demand and opportunity for the Company's current products, or products it is developing or intends to develop, and the Company's plans, objectives and intentions that are not historical facts.

These statements involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that may cause the Company's actual results to differ materially from those in the forward-looking statements include reductions in customers’ research budgets or government funding; domestic and global economic conditions; economic, political and other risks associated with international revenues and operations; currency exchange rate fluctuations; economic and political conditions generally and those affecting pharmaceutical and biotechnology industries; the seasonal nature of purchasing in Europe; the Company's failure to expand into foreign countries and international markets; the Company’s failure to realize the expected benefits of facility consolidations; the Company's inability to manage its growth; competition from the Company's competitors; material weakness in the Company’s internal control over financial reporting; failure or inadequacy of the Company's information technology structure; impact of difficulties implementing our enterprise resource planning systems; the Company's failure to identify potential acquisition candidates and successfully close such acquisitions with favorable pricing or integrate acquired businesses or technologies; unanticipated costs relating to acquisitions and known and unknown costs arising in connection with the Company's consolidation of business functions and any restructuring initiatives; the Company’s inability to effectively sell spectrophotometer products following the retirement of the GE Healthcare brand; failure of any banking institution in which the Company deposits its funds or the institution's failure to provide services; the Company's substantial debt and its ability to meet the financial covenants contained in its credit facility; the Company's failure to raise or generate capital necessary to implement its acquisition and expansion strategy, expand operation and invest in new products; the failure of the Company's spin-off of Harvard Apparatus Regenerative Technology, Inc. (now known as Biostage, Inc., “Biostage”), to qualify as a transaction that is generally tax-free for U.S. federal income tax purposes; the failure of Biostage to indemnify the Company for any liabilities associated with Biostage’s business; impact of any impairment of the Company's goodwill or intangible assets; the Company's ability to retain key personnel; rising commodity and precious metals costs; the Company's ability to protect its intellectual property and operate without infringing on others' intellectual property; exposure to product and other liability claims; plus factors described under the heading "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2016 or otherwise described in our other public filings. The Company's results may also be affected by factors of which the Company is not currently aware. The Company may not update these forward-looking statements, even though its situation may change in the future, unless it has obligations under the federal securities laws to update and disclose material developments related to previously disclosed information.

For investor inquiries, please call (508) 893-8066. Press releases may be found on the Harvard Bioscience website.

Exhibit 1
HARVARD BIOSCIENCE, INC.
Condensed Consolidated Balance Sheet Information
(unaudited, in thousands)

	March 31,	December 31,
	2017	2016
Assets

Cash and cash equivalents	$4,599	$5,596
Trade receivables	15,479	15,746
Inventories	20,282	19,955
Property, plant and equipment	4,268	4,296
Goodwill and other intangibles	56,684	56,712
Other assets	6,084	5,460
Total assets	$107,396	$107,765

Liabilities and Stockholders' Equity

Total liabilities	$34,681	$35,569
Stockholders’ equity	72,715	72,196
Total liabilities and stockholders’ equity	$107,396	$107,765

Exhibit 2
HARVARD BIOSCIENCE, INC.
Consolidated Statements of Operations
(In thousands, except per share data)
(unaudited)

	Three Months Ended
	March 31,
	2017	2016

Revenues	$24,156	$26,963
Cost of revenues	12,657	14,018
Gross profit	11,499	12,945

Sales and marketing expenses	5,048	5,102
General and administrative expenses	5,206	5,948
Research and development expenses	1,285	1,425
Restructuring charges	-	11
Amortization of intangible assets	599	680
Total operating expenses	12,138	13,166

Operating loss	(639)	(221)

Other (expense) income:
Foreign exchange	(143)	(9)
Interest expense	(162)	(164)
Interest income	-	1
Other expense, net	(99)	(50)
Other expense, net	(404)	(222)

Loss before income taxes	(1,043)	(443)
Income tax expense	23	193
Net loss	$(1,066)	$(636)

Loss per share:
Basic loss per common share	$(0.03)	$(0.02)

Diluted loss per common share	$(0.03)	$(0.02)

Weighted average common shares:
Basic	34,579	34,013

Diluted	34,579	34,013

Exhibit 3
HARVARD BIOSCIENCE, INC.
Condensed Consolidated Cash Flow Information
(unaudited, in thousands)

	Three Months Ended
	March 31,
	2017	2016

Cash flows from operations:
Net loss	$(1,066)	$(636)
Changes in assets and liabilities	(1,325)	(1,981)
Other adjustments to operating cash flows	1,781	1,891
Net cash used in operating activities	(610)	(726)

Investing activities:
Additions to property, plant and equipment	(198)	(201)
Other investing activities	(30)	(4)
Net cash used in investing activities	(228)	(205)

Financing activities:
Proceeds from issuance of debt	1,000	1,000
Repayments of debt	(1,113)	(2,613)
Other financing activities	(155)	(113)
Net cash used in financing activities	(268)	(1,726)

Effect of exchange rate changes on cash	109	88
Decrease in cash and cash equivalents	(997)	(2,569)
Cash and cash equivalents at the beginning of period	5,596	6,744
Cash and cash equivalents at the end of period	$4,599	$4,175

Exhibit 4
HARVARD BIOSCIENCE, INC.
Reconciliation of GAAP Gross Profit to Non-GAAP Adjusted Gross Profit
(unaudited, in thousands)

	Three Months Ended
	March 31,
	2017	2016

GAAP gross profit	$11,499	$12,945

Adjustments:

Severance charges	12	-

Stock-based compensation expense	13	11

Non-GAAP adjusted gross profit	$11,524	$12,956

GAAP adjusted gross profit percentage	47.6%	48.0%

Non-GAAP adjusted gross profit percentage	47.7%	48.1%

Exhibit 5
HARVARD BIOSCIENCE, INC.
Reconciliation of GAAP Operating Loss to Non-GAAP Adjusted Operating Income
(unaudited, in thousands)

	Three Months Ended
	March 31,
	2017	2016

GAAP operating loss	$(639)	$(221)

Adjustments:

Amortization of intangible assets	599	680

Forensic investigation and remediation costs	236	1,165

Severance and restructuring charges	121	11

Stock-based compensation expense	863	754

Non-GAAP adjusted operating income	$1,180	$2,389

Exhibit 6
HARVARD BIOSCIENCE, INC.
Reconciliation of GAAP Net Loss to Non-GAAP Adjusted Net Income
(unaudited, in thousands)

	Three Months Ended
	March 31,
	2017	2016

GAAP net loss	$(1,066)	$(636)

Adjustments:

Amortization of intangible assets	599	680

Forensic investigation and remediation costs	236	1,165

Severance and restructuring charges	121	11

Acquisition costs	74	6

Stock-based compensation expense	863	754

Income taxes (A)	(207)	(413)

Non-GAAP adjusted net income	$620	$1,567

(A) Income taxes includes the tax effect of adjusting for the reconciling items using the calculated effective tax rate in the jurisdictions in which the reconciling items arise.

Exhibit 7
HARVARD BIOSCIENCE, INC.
Reconciliation of GAAP Diluted Loss Per Common Share to Non-GAAP Adjusted Diluted Earnings Per Common Share
(unaudited)

	Three Months Ended
	March 31,
	2017	2016

GAAP diluted loss per common share	$(0.03)	$(0.02)

Adjustments:

Amortization of intangible assets	0.02	0.02

Forensic investigation and remediation costs	0.01	0.04

Severance and restructuring charges	-	-

Acquisition costs	-	-

Stock-based compensation expense	0.02	0.02

Income taxes (A)	-	(0.01)

Non-GAAP adjusted diluted earnings per common share	$0.02	$0.05

(A) Income taxes includes the tax effect of adjusting for the reconciling items using the calculated effective tax rate in the jurisdictions in which the reconciling items arise.

Exhibit 8
HARVARD BIOSCIENCE, INC.
Reconciliation of Guidance for 2017 GAAP Diluted Earnings per Common Share to Non-GAAP Adjusted Diluted Earnings per Common Share
(unaudited)

GAAP diluted earnings per common share (A)	$0.02 - 0.04

Adjustments:

Amortization of intangible assets	0.07

Forensic investigation and remediation costs	0.01

Stock-based compensation expense	0.10

Income taxes (B)	(0.05)

Non-GAAP adjusted diluted earnings per common share (A)	$0.15 - 0.17

(A) This guidance excludes the impact of future acquisitions, acquisition costs, restructuring charges, forensic investigation and remediation costs, or other one time charges.
(B) Income taxes includes the tax effect of adjusting for the reconciling items using the calculated effective tax rate in the jurisdictions in which the reconciling items arise and any changes to valuation allowances.

Exhibit 9
HARVARD BIOSCIENCE, INC.
Reconciliation of Changes In Revenues Compared to the Same Period of the Prior Year
(unaudited)

	Three Months Ended				For the Year Ended	Three Months Ended				For the Year Ended	Three Months Ended
	Mar. 31,	Jun. 30,	Sept. 30,	Dec. 31,	Dec. 31,	Mar. 31,	Jun. 30,	Sept. 30,	Dec. 31,	Dec. 31,	Mar. 31,
	2015	2015	2015	2015	2015	2016	2016	2016	2016	2016	2017

Change *	3.8%	11.5%	3.9%	-3.3%	3.7%	6.0%	-8.6%	-0.1%	-3.6%	-1.8%	-7.9%

Foreign exchange effect	-4.3%	-4.7%	-2.8%	-3.3%	-3.7%	-1.3%	-0.7%	-2.7%	-3.3%	-2.0%	-2.5%

Total revenue change	-0.5%	6.8%	1.1%	-6.6%	0.0%	4.7%	-9.3%	-2.8%	-6.9%	-3.8%	-10.4%

* - Excluding the impact of the AHN disposition in October of 2016, organic revenue decline was 1.8%, 1.5%, and 5.5% for the three months ended December 31, 2016, the year ended December 31, 2016, and the three months ended March 31, 2017, respectively.

CONTACTS:

Corey Manchester
Director, Finance and Investor Relations

Tel: 508 893 8999
Fax: 508 429 8478